[***] – Indicates omission pursuant to a request for confidential treatment. The omitted text has been filed separately with the Securities and Exchange Commission.

Effective Date: June 13, 2005

Distributor Agreement

THIS AGREEMENT is between:

CDW Logistics, Inc. ("CDW")

Address: 200 North Milwaukee Avenue Vernon Hills, Illinois 60061

Contact: Matt Troka      Telephone Number: 847-968-0700     Fax Number: 847-968-0800

And Promark Technology. Inc ("Supplier") Address 10810 Guilford Road, Suite 101

City Annapolis Junction State MD Zip Code 20701

Contact Todd Hartung Telephone Number 800.634.0255 Fax

Number 301.725.7869

I.	Parties Supplier sells computer systems, related products and software of various manufacturers. CDW desires to resell the computer systems, related products and software offered by Supplier. Each party represents that it has all rights and authority to enter into this Agreement and undertake the obligations contained herein.

II.	Scope of this Agreement Subject to the terms and conditions of this Agreement, including any Exhibits, attached hereto and incorporated herein, Supplier agrees to sell and CDW agrees to purchase the Products <as defined below) during the term of this Agreement.

III.	Entire Agreement This Agreement, including any Exhibits, contains the entire understanding and agreement of the parties with respect to the subject matter herein, and supersedes all other communications or agreements, whether oral or written, relating to the subject matter hereof.

EACH PARTY ACKNOWLEDGES THAT IT HAS READ, UNDERSTANDS AND AGREES TO BE BOUND BY ALL OF THE TERMS AND CONDITIONS OF THIS AGREEMENT INCLUDING ANY EXHIBITS. ANY ADDITIONAL OR DIFFERENT TERMS IN ANY FORMS DELIVERED BY SUPPLIER ARE HEREBY DEEMED TO BE MATERIAL AND NOTICE OF OBJECTION TO THEM AND REJECTION OF THEM IS HEREBY GIVEN.

[Supplier] Promark Technology	CDW Logistics, Inc.

Signature	Signature

Print Name Dale Foster	Print Name Doug Eckrote

Title President	Title President

Date 06/13/2005	Date 06/30/05

[***] – Indicates omission pursuant to a request for confidential treatment. The omitted text has been filed separately with the Securities and Exchange Commission.

Terms and Conditions

1.	Appointment as a Distributor

1.1	Supplier appoints CDW as an independent non-exclusive representative for the purpose of selling the Products to End-Users.

1.2	"End-Users" means any person or entity that acquires a Product from CDW.

1.3	CDW may appoint its affiliates as sub-resellers to market and sell the Products to End-Users. For purposes of this Agreement, "affiliates" shall mean any direct or indirect subsidiary or parent of CDW and any direct or indirect subsidiary of any such parent entity of CDW.

1.4	Nothing in this Agreement shall prevent CDW from marketing products or services of other suppliers or distributors even if such products or services may be similar to the Products hereunder.

2.	Products

2.1	"Products" means the computer systems, related products, and software made available by Supplier to CDW from time to time (collectively, the "Products").

2.2.	CDW may make modifications to the Products for resale to End-Users.

2.3	Supplier reserves the right to discontinue any Products upon ninety (90) days prior written notice to CDW. Supplier may add Products at any time upon written notice to CDW. All such added products shall be Products as defined herein.

2.4	Supplier shall assemble and ship the Products in a timely manner. [***] Supplier may, with prior approval from CDW send partial shipments with prior notice.

2.6	Supplier shall offer a pass through of the Manufacture's Warranty directly to the End-User.

2.6	CDW may export Products from the United States, including software, which will be in accordance with U.S export guidelines and requirements. CDW shall not export the Products into the embargoed countries identified by the United States Department of Commerce.

2.7	The parties agree that Supplier shall serve as the importer of record of the Products into the United States. Supplier shall be responsible for complying with all relevant customs, laws and regulations, and for the payment of any duties, fees and other taxes imposed on the Products by reason of their importation into the United States. Supplier will neither cause nor permit CDW's name to be shown as "Importer of Record" on any customs entry, declaration or other document.

3.	Marketing Assistance

3.1	Supplier shall provide CDW, at no cost, with all available information relating to the Products, including Product specifications, part lists, service manuals and instructions. Supplier shall also provide, at no cost to CDW, marketing support services and training programs for sales and technical support. Supplier authorizes CDW to reproduce all such materials for its internal use without payment of any fees to Supplier

3.2	[***]

4.	Term

4.1	This Agreement shall commence on the Effective Date specified on the first page of this Agreement and continue in effect until terminated as provided herein.

4.2	Either Supplier or CDW may terminate this Agreement without cause at any time upon thirty (30) days prior written notice.

[***] – Indicates omission pursuant to a request for confidential treatment. The omitted text has been filed separately with the Securities and Exchange Commission.

4.3	This Agreement may also be terminated upon written notice by either party: (a) upon thirty (30) days prior written n the other party commits a material breach of this Agreement and fails to cure such breach within thirty (30) days of such notice; or (b) immediately if the other party has filed for or has instituted against it any proceedings as to its bankruptcy, insolvency, reorganization, liquidation, receivership or dissolution or there is an assignment for the benefit of creditors.

4.4	Termination of this Agreement shall not affect the obligations of either Supplier or CDW under any orders accepted by Supplier prior to the effective date of termination.

4.5	[***]

4.6	The terms and conditions of this Agreement shall survive for the purpose of allowing CDW to resell the Products in accordance with Sections 4.4 and 4.5 herein.

5.	Orders, Delivery and Acceptance

5.1	CDW shall place all purchase orders via facsimile, e-mail, electronic data interchange or such other means acceptable to CDW. "Purchase orders, including any changes, shall be considered valid only if i>sued by a representative of CDW's Purchasing Department. Supplier shall, within twenty-four (24) hours after receipt of CDW's purchase order, submit to CDW a Purchase Order Receipt Acknowledgement. The Purchase Order Receipt Acknowledgement shall note any adjustments, including back orders, price and quantity relating to the order but shall not alter or change any other term or condition of this Agreement.

5.2	Supplier shall include the purchase order number and purchase order line number on all correspondence sent to CDW with respect to a purchase. Failure to include a purchase order number on an invoice may result in non-payment of the invoice. All boxes containing CDW's orders must also have the purchase order number visible on the shipping label. If Supplier drop ships the Products directly to the End-User, Supplier must place CDW's logo on the packing slip.

5.3	[***]

5.4	Supplier shall use best efforts to deliver the Products on or before the delivery dates specified on the purchase order. If Supplier cannot deliver the Products on or before the dates specified on the purchase order, Supplier shall, prior to the delivery date, issue an updated delivery date to CDW.

5.5	Supplier shall be responsible for providing adequate packaging, tagging, labeling, packing, shipping and billing reasonably requested by CDW and/or established by applicable laws, regulations, carrier tariffs and classification. Supplier shall ship only the quantities ordered by CDW and Supplier shall make no substitutions without CDW's prior written approval. Supplier may make partial deliveries of CDW's orders. CDW may, in its sole discretion, refuse over shipments. Supplier shall communicate any shipment discrepancies to CDW in a timely manner, If such discrepancies are not communicated to CDW within thirty (30) days from the date of shipment to CDW then the matter shall be deemed .losed.

5.6	CDW reserves the right to cancel or reschedule an order without incurring any cancellation or rescheduling fee as long as the Products have not been shipped. CDW may cancel or reschedule an order by facsimile, e-mail, or such other means acceptable to CDW. Supplier shall within twenty-four (24) hours of receipt of such notice forward to CDW a written confirmation of any such cancelled or rescheduled order. Notwithstanding the foregoing, CDW shall not be responsible for Supplier's failure to cancel the order on its system. Furthermore, CDW shall not be liable for any shipping or handling charges associated with a cancelled or rescheduled order.

5.7	All Products shall be subject to final inspection and acceptance by CDW and any Products that do not comply with this Agreement, the purchase order or which are damaged or contain defective material or workmanship may be rejected by CDW. Title to Products will not pass to CDW (i) until inspection and acceptance of the Products at CDW's location, or (ii) if the Products are shipped directly to an End-User until the End-User inspects and accepts the Products. Title to software shall remain with Supplier or its licensor.

[***] – Indicates omission pursuant to a request for confidential treatment. The omitted text has been filed separately with the Securities and Exchange Commission.

5.8	[***]

5.9	Supplier shall comply with CDW's Freight Receiving Policies and Procedures. Supplier should contact CDW ' s Purchasing Department to obtain a current version of such Policies and Procedures.

6.	Prices and Payment Terms

6.1	The purchase price for Products, including discounts, shall be in accordance with the pricing schedule provided to CDW by Supplier. [***]

6.2	Supplier shall invoice CDW upon shipment of the Products. [***]

6.3	[***] CDW shall provide a copy of its Illinois Sales Tax Exemption Certificate upon request.

6.4	[***]

6.5	[***]

6.6	[***]

6.7	[***]

7.	Product Returns and Account Reconciliation

7.1	[***]

7.2	[***]

7.3	[***]

7.4	Supplier shall transmit all invoices with purchase order numbers, product descriptions, part numbers, quantity, dollar amounts and serial numbers. Invoices shall display tracking numbers so that mis-shipments and Product shortages can be resolved.

[***] – Indicates omission pursuant to a request for confidential treatment. The omitted text has been filed separately with the Securities and Exchange Commission.

7.5	Supplier shall provide CDW with a monthly reconciliation statement on the first day of every month. All such statements shall list CDW's purchase order numbers. In addition to the foregoing, Supplier and CDW shall meet prior to the 20th of each month to resolve any open issues.

7.6	[***]

8.	Trademarks

8.1	During the term of this Agreement, CDW shall be authorized to use the manufacturer and Supplier's trademarks, trade names, logos, and product designations in the sale or advertising of the Products in accordance with the manufacturer and Supplier's policies as communicated in writing by Supplier to CDW. CDW shall acquire no rights under this Agreement in any trademark, trade name or logo of Supplier.

8.2	If Supplier has provided CDW with any photos to be used as part of a promotion, advertisement, website, or any other public use, Supplier hereby grants CDW a non-exclusive, royalty-free license to reproduce the photos solely for such promotional use. In addition, CDW may, at its own expense and without payment to Supplier, use photographs of the Products that are taken by CDW. All such photographs taken by CDW shall remain the property of CDW. CDW may also reproduce materials related to the Product including, without limitation, any Product descriptions, specifications or Product images, wherever published, including those contained on Supplier's internet site or in Supplier's catalogs.

8.3	Supplier shall not use CDW's trademarks, trade name or logos without CDW's prior written consent.

9.	Warranties and Indemnification

9.1	Supplier hereby represents and warrants that it has all right, title and ownership interest necessary to sell the Products to CDW. Supplier further represents and warrants that: (a) it has not entered into any agreements or commitments that are inconsistent with or conflict with the rights granted to CDW in this Agreement; (b) the Products are new; and (c) the Products are free and clear of all liens and encumbrances.

9.2	[***]

10.	[***]

11.	Software

11.1	Title to all software Products supplied to CDW under this Agreement shall remain with Supplier or its licensors and CDW shall acquire no rights to any software Product, except to the extent CDW acquires the right to use software Products as an end-user, in which case it will be bound by the applicable end-user agreement.

[***] – Indicates omission pursuant to a request for confidential treatment. The omitted text has been filed separately with the Securities and Exchange Commission.

11.2	Supplier grants to CDW a non-transferable and non-exclusive right to distribute the software Products and documentation it obtains under this Agreement to End-Users.

11.3	Any license agreement required by Supplier in connection with the software products shall be entered into by Supplier and the End-User.

12. Confidential Information

The parties understand and agree that all terms and conditions of this Agreement and all exchanges in connection therewith shall be deemed to be "Confidential Information" of each party as defined in the Mutual Non-Disclosure Agreement dated May 31, 2005and shall be subject to and governed by the terms and conditions of the Mutual Non-Disclosure Agreement.

13. Notices.

Notices provided under this Agreement will be given in writing and deemed received upon the earlier of actual receipt or three (3) days after mailing if mailed postage prepaid by regular mail or airmail to the address set forth below, or one (1) day after such notice is sent by courier or facsimile transmission. A facsimile counterpart of any notice may be delivered to the parties and each party adopts its signature on the facsimile as its original signature and agrees that the facsimile will have the same effect as if the document had been signed and delivered by mail or in person.

If to CDW:	with a copy to

CDW Logistics, Inc.	CDW Corporation
200 N. Milwaukee Avenue	200 N. Milwaukee Avenue
Vernon Hills, IL 60061	Vernon Hills, IL 60061
Attention: Senior Vice President,	Attention: General Counsel
Purchasing and Operations

If to Supplier:	with a copy to:
Promark Technology, Inc	Promark Technology. Inc
10810 Guilford Road, STE 101	10810 Guilford Road. STE 101
Annapolis Junction. MD 20701	Annapolis Junction, MD 20701
Attn : Dale Foster, President	Attn: Todd Hartung, Vice President

14.	General.

14.1	THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO CONFLICTS OF LAWS RULES. ANY ACTION ARISING OUT OF A DISPUTE BETWEEN THE PARTIES SHALL BE BROUGHT IN COOK COUNTY, ILLINOIS AND SUPPLIER CONSENTS TO THE JURISDICTION OF THE FEDERAL AND STATE COURTS LOCATED IN COOK COUNTY, ILLINOIS AND SUBMITS TO THE JURISDICTION THEREOF AND WAIVES THE RIGHT TO CHANGE VENUE. SUPPLIER FURTHER CONSENTS TO THE EXERCISE OF PERSONAL JURISDICTION BY ANY SUCH COURT WITH REPECT TO ANY SUCH PROCEEDING. ALL REMEDIES SET FORTH IN THIS AGREEMENT ARE IN ADDITION TO, AND NOT IN LIEU OF THE REMEDIES A V AILABLE TO CDW AT LAW OR IN EQUITY.

[***] – Indicates omission pursuant to a request for confidential treatment. The omitted text has been filed separately with the Securities and Exchange Commission.

14.2	Neither party may assign this Agreement without the prior written consent of the other party, and any purported assignment without such consent shall be void. Notwithstanding the foregoing, CDW shall have the right without Supplier's consent to assign any or all of its rights and obligations under this Agreement to any of its affiliates. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties' successors in interest.

14.3	Except as otherwise provided in this Agreement, this Agreement may not be extended, supplemented or modified in any way except in a writing signed by an authorized representative of each party.

14.4	If any term or provision of this Agreement is found by a court of competent jurisdiction to be invalid, illegal or otherwise unenforceable, the same shall not affect the other terms or provisions hereof or the whole of this Agreement, but such term or provision shall be deemed modified to the extent necessary in the court's opinion to render such term or provision enforceable, and the rights and obligations of the parties shall be construed and enforced accordingly, preserving to the fullest permissible extent the intent and agreements of the parties herein set forth.

14.5	Those terms and conditions which would, by their meaning or intent, survive the termination of this Agreement shall so survive.

14.6	The delay or failure by either party to exercise or enforce any of its rights under this Agreement shall not constitute or be deemed a waiver of that party's right thereafter to enforce those rights. Any waiver granted hereunder must be in writing, signed by the parties and shall be valid only in the specific instance in which given.

14.7	The relationship of Supplier and CDW under this Agreement is that of seller and buyer only and neither is authorized to act as the agent of the other. No franchise is intended or created by the relationship of Supplier and CDW under this Agreement.

14.8	Each party represents that this Agreement shall have been executed by a duly authorized representative with full power and authority to legally bind such party.

[END OF DOCUMENT

[***] – Indicates omission pursuant to a request for confidential treatment. The omitted text has been filed separately with the Securities and Exchange Commission.

MUTUAL NON-DISCLOSURE AGREEMENT

This Agreement is made and entered into this 31st day of May , 2005 by and between the undersigned (the "CDW Contracting Party") and Promark Technology, Inc. under the following terms and conditions:

1.	Nature and Purpose. The parties to this Agreement desire to engage in certain business arrangements and/or contractual relationships which may involve the disclosure of financial, proprietary, competitively sensitive, and/or market sensitive information and/or contain trade secrets. The purpose of this Agreement is to define their rights and obligations with respect to such information. This Agreement does not obligate either party to disclose any information to the other or to enter into any other agreement or arrangement, nor shall it be construed as granting any rights by license or otherwise in any trade secrets or other intellectual property rights of either party. As provided for herein, the parties' obligations under this Agreement shall survive the termination of their business arrangements and/or contractual relationships, regardless of the manner of such termination.

2.	Confidential Information. Either party ("Discloser") may at its option make available to the other party ("Recipient") in the performance of this Agreement information of a confidential or proprietary nature to such party, including information of its affiliates or of a third party (hereinafter referred to as "Confidential Information"). As used in this Agreement, the Confidential Information shall mean any information or data in oral and/or written form which Recipient knows or has reason to know is Confidential Information and which is disclosed in connection with this Agreement or which Recipient may have access to in connection with this Agreement, including but not limited to business and marketing plans, strategic alliances, cost or pricing data, the identities of customers and prospective customers. To the extent practicable, Confidential Information shall be clearly identified or labeled as such at the time of disclosure or as promptly thereafter as possible, however, failure to so identify or label such Confidential Information shall not be evidence that such information is not proprietary or protectable. Confidential Information shall not include any information which (a) was rightfully in the possession of Recipient prior to disclosure by Discloser; (b) was or is independently developed by Recipient without use of the Confidential Information; (c) is now or hereafter becomes available to the public other than as a result of disclosure by Recipient in violation of this Agreement; or (d) becomes available to Recipient on a non-confidential basis from a source other than Discloser and such source was under no obligation to Discloser to keep such information confidential.

3.	Degree of Care. Recipient shall maintain the Confidential Information using the same degree of care as it uses to protect its own confidential and proprietary information but in any case using no less than a reasonable degree of care. In addition, Recipient shall not use the Confidential Information received from Discloser for its own benefit or, except as expressly provided for herein, disclose the Confidential Information to third parties without the prior written consent of an authorized representative of Discloser.

4.	Disclosure. Recipient agrees to disclose the Confidential Information only to its directors, officers, employees, agents, independent contractors and consultants who have a need to know the Confidential Information as required in furtherance of the objectives of the business relationship between the parties, and with respect to independent contractors and consultants, only those who have agreed to substantially similar non-disclosure obligations as those contained herein. Notwithstanding the foregoing, the CDW Contracting Party may disclose the Confidential Information to its affiliates and their directors, officers, employees and agents who may also have a need to know the Confidential Information in furtherance of the business relationship.

[***] – Indicates omission pursuant to a request for confidential treatment. The omitted text has been filed separately with the Securities and Exchange Commission.

1.	Legal Action Requiring Disclosure. If Recipient is required by law, rule or regulation, or requested in any judicial or administrative proceeding or by any governmental or regulatory authority, to disclose the Confidential Information, Recipient shall give Discloser prompt notice of such request so that Discloser may seek an appropriate protective order or similar protective measure. Upon Discloser's written request Recipient shall, at Discloser's expense, cooperate with Discloser in seeking such order or similar protective measure. If Recipient is nonetheless compelled to disclose the Confidential Information, Recipient shall disclose only that portion of the Confidential Information, which Recipient is legally required to disclose and upon Discloser's request and expense, shall use reasonable efforts to obtain assurances that confidential treatment will be accorded to such Confidential Information to the extent such assurances are available.

2.	Return Or Destruction Of Confidential Information. Recipient is hereby authorized to make only the number of copies of the Confidential Information necessary to disseminate the Confidential Information to those who are entitled to have access to it, and ensure that all confidentiality notices set forth on the Confidential Information are reproduced in full on such copies. At the written request of Discloser, Recipient agrees to return or, at Discloser's sole discretion, destroy all materials in its possession and control, which contain any Confidential Information and shall, at Discloser's written request, certify in writing to Discloser that all copies (in any form or media) have been destroyed or returned to Discloser.

3.	Limitation On Use. Recipient shall use the Confidential Information only in connection with the furtherance of the business relationship between the parties, and Recipient shall make no further use, in whole or in part, of any Confidential Information. However, nothing in this Agreement shall restrict Discloser from using, disclosing, or disseminating its own Confidential Information in any way.

4.	Injunctive Relief. Each party acknowledges that unauthorized disclosure or use of the Confidential Information by Recipient may cause irreparable harm and damage to the business of Discloser which may be difficult to ascertain and which may not be adequately compensated by damages at law. Therefore, each party agrees that, in the event of a breach or threatened breach of the terms of this Agreement, Discloser shall be entitled to an injunction prohibiting any unauthorized disclosure or use of its Confidential Information. Any such injunctive relief shall be in addition to, and not in lieu of, any appropriate monetary damages.

5.	Term of Confidentiality. Recipient shall maintain the Confidential Information III accordance with this Agreement for a period of five (5) years from the date of disclosure.

6.	Validity. In the event of the invalidity or unenforceability of any provision of this Agreement under applicable law, the parties agree that such invalidity or unenforceability shall not affect the validity or enforceability of the remaining portions of this Agreement.

[***] – Indicates omission pursuant to a request for confidential treatment. The omitted text has been filed separately with the Securities and Exchange Commission.

1.	Assignment. This Agreement shall not be assigned by either party without the prior written consent of the other party, and any purported assignment without such consent shall be void. This approval requirement shall not apply to the assignment to any successor corporation in the event of a merger or acquisition. In addition, the CDW Contracting Party shall have the right, without consent, to assign any or all of its rights and obligations under this Agreement to any of its affiliates. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties' successors in interest.

2.	Miscellaneous. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof, and shall supersede all previous communications, representations, understandings, and agreements, either oral or written, between the parties thereof. This Agreement may not be changed or modified except by a written agreement signed by the parties hereto. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois without regard to its conflicts of law rules. Any action arising out of a dispute between the parties shall be brought in the courts located in Cook County, Illinois and each party consents to the jurisdiction of the federal and state courts located in Cook County, Illinois and submits to the jurisdiction thereof and waives the right to change venue.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the date and year first set forth above.

PROMARK TECHNOLOGY, INC.	THE CDW CONTRACTING PARTY

By:	By:

Name : Dale R. Foster	Name :

Title: President	Title:

Address: 10810 Guilford Road, Suite 101 Address:	Address:

Annapolis Junction, MD 20701